Exhibit 99.1

Investor Release

Investor Contact: Brett Pollack

Email: Brett.Pollack@qlik.com

Phone: 646-561-0906

Media Contact: Maria Scurry

Email: Maria.Scurry@qlik.com

Phone: 617-658-5317

Qlik Announces Third Quarter 2015 Financial Results

•	Third quarter total revenue of $141.2 million increases 8% year-over-year; 20% in constant currency

RADNOR, Pennsylvania – October 22, 2015 - Qlik (NASDAQ: QLIK), a leader in visual analytics delivering intuitive solutions for self-service data visualization and guided analytics, today announced financial results for the third quarter ended September 30, 2015.

Lars Björk, Chief Executive Officer of Qlik, stated, “Our comprehensive platform approach to analytics is resonating well with customers and partners, and we are seeing strong adoption of Qlik Sense. We are confident in our differentiated position within our large market opportunity, and we expect to achieve our full year goals of reaccelerating revenue growth and driving margin expansion.”

Financial Highlights for the Third Quarter Ended September 30, 2015

•	Total revenue for the third quarter of 2015 was $141.2 million, an increase of 8% from $131.3 million for the third quarter of 2014. On a constant currency basis, total revenue increased 20% compared to the third quarter of 2014. License revenue for the third quarter of 2015 was $69.8 million, an increase of 3% from $67.5 million for the third quarter of 2014. On a constant currency basis, license revenue increased 15% compared to the third quarter of 2014.

•	GAAP loss from operations for the third quarter of 2015 was ($8.1) million, compared to a GAAP loss from operations of ($8.6) million for the third quarter of 2014. Non-GAAP income from operations was $4.3 million for the third quarter of 2015, compared to non-GAAP income from operations of $2.6 million for the third quarter of 2014.

•	GAAP net loss was ($16.0) million for the third quarter of 2015, or ($0.17) per diluted common share, compared to a GAAP net loss of ($14.4) million, or ($0.16) per diluted common share, for the third quarter of 2014. Non-GAAP net income was $1.4 million for the third quarter of 2015, or $0.02 per diluted common share, compared to non-GAAP net income of $0.7 million, or $0.01 per diluted common share, for the third quarter of 2014. GAAP and non-GAAP net income (loss) for the third quarter of 2015 include a $2.3 million foreign exchange loss compared to a $1.7 million foreign exchange loss in the third quarter of 2014.

•	Cash and cash equivalents as of September 30, 2015 were $321.2 million compared to $244.0 million at December 31, 2014. Net cash provided by operating activities was $56.1 million for the nine months ended September 30, 2015, compared to $17.3 million for the nine months ended September 30, 2014.

Operating Highlights

•	For the third quarter of 2015, on a constant currency basis, total revenue in the Americas increased 19% over the prior year period, total revenue from Europe increased 18% over the prior year period, and total revenue from Rest of World increased 27% over the prior year period.

•	Added new customers during the quarter including Abu Dhabi Police Department, ESCHA Bauelemente GmbH, Four Seasons Health Care Limited, Georg Fischer B.V. & Co. KG, The Helsinki Region Environmental Services HSY, Ingram Micro Distribution GmbH, Lantmäteriet Gävleborgs län, Léon Grosse, Novo Nordisk Service Center India Pvt. Ltd., Oman Airports Management Company, Prime Minister’s Office UAE, Profinch Solutions, Rochester Regional Health System, Royal BAM Group NV, Schibstad Classified Media Spain, Sl., Servion Global Solutions, Talentum Oyj, Thomas Jefferson University (TJU), Tucson Medical Center, and UN Women.

•	Expanded numerous customer engagements globally through our land and expand strategy including Aalborg Universitet, Akershus Universitetssykehus HF, Allianz Dublin, Crystal Run Healthcare, Deutsche Bank, Epsilon, Ford Motor Company, Hapag-Lloyd Aktiengesellschaft, Helsana Versicherungen AG, Hologic, Intuit, Lapland Hospital District, Lekolar AB, Mærsk Olie og Gas A/S, MedAssets, NCR Corporation, Nemours Foundation, New Hanover Regional Medical Center, Novo Nordisk A/S, The Pennine Acute Hospitals NHS Trust, REXEL France SAS, Siemens AG, Södra Skogsägarna ekonomisk förening, Sopra Steria AS, Sparekassen Sjælland, Solvay SA—Information Services, Tamedia AG, The U.S. Department of Justice (DOJ), The National Security Agency (NSA), TLT Solicitors, USIC, and VWR International.

•	Completed 130 deals with license and first year maintenance over $100,000 in the third quarter of 2015, including 34 deals over $250,000 and eight deals over $1 million, compared to 108 deals over $100,000, including 23 deals over $250,000 and seven deals over $1 million in the prior year period.

•	Generated 65% of license and first year maintenance billings from existing customers in the third quarter of 2015, compared to 64% in the prior year period.

•	Generated 55% of license and first year maintenance billings from our indirect partner channel and 45% from our direct channel in the third quarter of 2015, compared to 52% from our indirect partner channel and 48% from our direct channel in the prior year period.

Business Outlook

Based on information available as of October 22, 2015, Qlik anticipates total revenue growth of 10% to 11% on a reported basis and 21% to 22% on a constant currency basis for the full year 2015. Qlik is issuing guidance for the fourth quarter and full year 2015 as follows:

in millions, except for per share data	Guidance Range Q4 2015		Year-Over-Year Projected Revenue Growth Rate		Year-Over-Year Projected Revenue Growth Rate on a Constant Currency Basis[1]
	Low End	High End	Low End	High End	Low End	High End
Total revenue	$206.0	$211.0	13%	15%	17%	21%
Non-GAAP income from operations[2]	$50.0	$53.0
Non-GAAP income per diluted common share[2,3]	$0.36	$0.39

	Guidance Range Full Year 2015		Year-Over-Year Projected Revenue Growth Rate		Year-Over-Year Projected Revenue Growth Rate on a Constant Currency Basis[1]
	Low End	High End	Low End	High End	Low End	High End
Total revenue	$613.0	$618.0	10%	11%	21%	22%
Non-GAAP income from operations[2]	$43.0	$46.0
Non-GAAP income per diluted common share[2,4]	$0.29	$0.31

[1]	To determine projected revenue growth rates on a constant currency basis for fourth quarter and full year 2015, expected revenue from entities reporting in foreign currencies was translated into U.S. dollars using the comparable prior year period’s monthly average foreign currency exchange rates.
[2]	Expectations of non-GAAP income from operations and non-GAAP income per diluted common share exclude stock-based compensation expense, employer payroll taxes on stock transactions, contingent consideration adjustments and amortization of intangible assets.
[3]	Assumes an estimated long-term effective tax rate of 30% and diluted weighted average shares outstanding of approximately 96 million.
[4]	Assumes an estimated long-term effective tax rate of 30% and diluted weighted average shares outstanding of approximately 95 million.

Qlik’s expectations of total revenue, non-GAAP income from operations and non-GAAP income per diluted common share for the fourth quarter and full year 2015 assume that foreign currency exchange rates for the fourth quarter 2015 will approximate current exchange rates. This Business Outlook is directional guidance only as foreign currency exchange rate fluctuations and changes in the mix of domestic and international revenue and expenses can impact our results.

Qlik currently intends to publish, in each quarterly earnings release, certain expectations with respect to future financial performance. Those statements, including the guidance provided above, are forward looking, and actual results may differ materially.

Conference Call and Webcast Information

Qlik will host a conference call on Thursday, October 22, 2015 at 5:00 p.m. Eastern Time (ET) to discuss the company’s third quarter financial results and its business outlook. To access this call, dial (877) 312-5507 (domestic) or (253) 237-1134 (international). The conference ID is 43108244. The presentation will be webcast live and available under the “Events & Presentations” section on Qlik’s investor relations website at http://investor.qlik.com/. Following the conference call, a replay will be available until October 25, 2015 at (855) 859-2056 (domestic) or (404) 537-3406 (international). The replay pass code is 43108244. An archived webcast of this conference call will also be available under the “Events & Presentations” section on Qlik’s investor relations website at http://investor.qlik.com/.

Non-GAAP Financial Measures

To supplement the consolidated financial statements presented in accordance with generally accepted accounting principles in the United States, or GAAP, Qlik uses measures of non-GAAP income (loss) from operations, non-GAAP net income (loss), non-GAAP net income (loss) per basic and diluted common share, non-GAAP revenue and constant currency. A reconciliation of these non-GAAP financial measures to the closest GAAP financial measure is presented in the financial tables below under the headings “Reconciliation of Non-GAAP Measures to GAAP”, “Reconciliation of Non-GAAP Revenue to GAAP Revenue” and “Reconciliation of Year-Over-Year Projected Revenue Growth Rate to Year-Over-Year Projected Revenue Growth Rate on a Constant

Currency Basis.” Qlik believes that the non-GAAP financial information provided in this release can assist investors in understanding and assessing Qlik’s on-going core operations and prospects for the future and provides an additional tool for investors to use in comparing Qlik’s financial results with other companies in Qlik’s industry, many of which present similar non-GAAP financial measures to investors. In addition, Qlik believes that these non-GAAP financial measures are useful to investors because they allow for greater transparency into the indicators used by management as a basis for its internal budgeting and operational decision making.

For the three and nine months ended September 30, 2015 and 2014, non-GAAP income (loss) from operations is determined by taking GAAP loss from operations and adding back stock-based compensation expense, employer payroll taxes on stock transactions, amortization of intangible assets and contingent consideration adjustments. Non-GAAP net income (loss) is determined by taking GAAP loss before income taxes and adding back stock-based compensation expense, employer payroll taxes on stock transactions, amortization of intangible assets and contingent consideration adjustments and the result is tax affected at an estimated long-term effective tax rate of 30%. Qlik believes that the effective tax rate used in the non-GAAP net income (loss) and related income (loss) per diluted common share calculations are reasonable estimates of the long-term normalized effective tax rate under its global structure. Qlik believes these adjustments provide useful information to both management and investors due to the following factors:

•	Stock-based compensation. Although stock-based compensation is an important aspect of the compensation of Qlik’s employees and executives, determining the fair value of the stock-based instruments involves a high degree of judgment and estimation and the expense recorded may bear little resemblance to the actual value realized upon the future exercise or termination of the related stock-based awards. Furthermore, unlike cash compensation, the value of stock-based compensation is determined using a complex formula that incorporates factors, such as market volatility, that are beyond Qlik’s control. Management believes it is useful to exclude stock-based compensation in order to better understand the long-term performance of Qlik’s core business and to facilitate comparison of its results to those of peer companies.

•	Employer payroll taxes on stock transactions. The amount of employer payroll taxes on stock transactions is dependent on Qlik’s stock price and other factors that are beyond Qlik’s control and do not correlate to the operation of its business.

•	Amortization of intangible assets. A portion of the purchase price of Qlik’s acquisitions is generally allocated to intangible assets, such as intellectual property, and is subject to amortization. However, Qlik does not acquire businesses on a predictable cycle. Additionally, the amount of an acquisition’s purchase price allocated to intangible assets and the term of its related amortization can vary significantly and are unique to each acquisition. Therefore, management believes that the presentation of non-GAAP financial measures that adjust for the amortization of intangible assets provides investors and others with a consistent basis for comparison across accounting periods.

•	Contingent consideration adjustment. Qlik periodically enters into business combinations which may contain contingent consideration arrangements. At each reporting date, management remeasures these contingent consideration liabilities at fair value until the contingencies are resolved. During the three and nine months ended September 30, 2015, a charge of $0.2 million and $0.4 million, respectively, was recorded related to changes in the fair value of contingent consideration liabilities and is included in Qlik’s consolidated statement of operations. Management believes that these costs are generally non-recurring and do not correlate to the ongoing operation of its business.

To determine the revenue growth rates on a constant currency basis for the three and nine months ended September 30, 2015, revenue from entities reporting in foreign currencies was translated into U.S. dollars using the comparable prior year period’s monthly average foreign currency exchange rates. Qlik reports results in U.S. dollars but does business on a global basis in multiple currencies. Exchange rate fluctuations affect the U.S. dollar value of foreign currency revenue and expenses and may have a significant effect on reported results. The discussion of Qlik’s financial results in this release includes comparisons with the prior year period in constant currency terms. Management believes this information facilitates comparison of underlying results over time.

This press release includes forward-looking non-GAAP financial measures under the heading “Business Outlook”. These non-GAAP financial measures were determined by excluding stock-based compensation expense, employer payroll taxes on stock transactions, amortization of intangible assets and contingent consideration adjustments and assuming an estimated long-term effective tax rate of 30%. We are unable to reconcile this non-GAAP guidance to GAAP because it is difficult to predict the future impact of these adjustments. In addition, these forward-looking non-GAAP financial measures assume that foreign currency exchange rates for the fourth quarter 2015 will approximate current foreign currency exchange rates. In addition, Qlik’s expectations of year-over-year projected revenue growth rates on a constant currency basis for the fourth quarter and full year 2015 assume that expected revenue from entities reporting in foreign currencies are translated into U.S. dollars using the comparable prior year period’s monthly average foreign currency exchange rates.

The presentation of these non-GAAP financial measures is not intended to be considered in isolation or as a substitute for results prepared in accordance with GAAP. The principal limitation of these non-GAAP financial measures is that they exclude significant elements that are required by GAAP to be recorded in Qlik’s consolidated financial statements. In addition, they are subject to inherent limitations as they reflect the exercise of judgments by management in determining these non-GAAP financial measures. In order to compensate for these limitations, management of Qlik presents its non-GAAP financial measures in connection with its GAAP results. Investors are encouraged to review the reconciliation of our non-GAAP financial measures to their most directly comparable GAAP financial measure. As previously mentioned, a reconciliation of our non-GAAP financial measures to their most directly comparable GAAP measures has been provided below.

About Qlik

Qlik (NASDAQ: QLIK) is a leader in visual analytics. Its portfolio of products meets customers’ growing needs from reporting and self-service visual analysis to guided, embedded and custom analytics. Approximately 37,000 customers rely on Qlik solutions to gain meaning out of information from varied sources, exploring the hidden relationships within data that lead to insights that ignite good ideas. Headquartered in Radnor, Pennsylvania, Qlik has offices around the world with more than 1,700 partners covering more than 100 countries.

Safe Harbor for Forward-Looking Statements

This press release contains forward-looking statements, including, but not limited to, the guidance provided under the heading “Business Outlook” above, statements regarding the value and effectiveness of Qlik’s products, the introduction of product enhancements or additional products and Qlik’s growth, expansion and market leadership, that involve risks, uncertainties, assumptions and other factors which, if they do not materialize or prove correct, could cause Qlik’s results to differ materially from those expressed or implied by such forward-looking statements. All statements, other than statements of historical fact, are statements that could be deemed forward-looking statements, including statements containing the words “predicts,” “plan,” “expects,” “focus,” “anticipates,” “believes,” “goal,” “target,” “estimate,” “potential,” “may,” “will,” “might,” “momentum,” “can,” “could,” “see,” “seek,” “forecast,” and similar words. Qlik intends all such forward-looking statements to be covered by the safe harbor provisions for forward-looking statements contained in Section 21E of the Exchange Act and the Private Securities Litigation Reform Act of 1995. Actual results may differ materially from those projected in such statements due to various factors, including but not limited to: risks and uncertainties inherent in Qlik’s business; Qlik’s ability to attract new customers and retain existing customers; Qlik’s ability to effectively sell, service and support its products; Qlik’s ability to adapt to changing licensing and go to market business models; Qlik’s ability to manage its international operations; Qlik’s ability to compete effectively; Qlik’s ability to develop and introduce new products and add-ons or enhancements to existing products; Qlik’s ability to continue to promote and maintain its brand in a cost-effective manner; Qlik’s ability to manage growth; Qlik’s ability to attract and retain key personnel; currency fluctuations that affect Qlik’s revenues and costs; Qlik’s ability to successfully integrate acquisitions into its business; the scope and validity of intellectual property rights applicable to Qlik’s products; adverse economic conditions in general and adverse economic conditions specifically affecting the markets in which Qlik operates; and other risks more fully described in Qlik’s publicly available filings with the Securities and Exchange Commission. Past performance is not necessarily indicative of future results. The forward-looking statements included in this press release represent Qlik’s views as of the date of this press release. Any statements regarding Qlik’s products are intended to outline its general product direction and should not be relied on in making a purchase decision, as the development, release, and timing of any features and functionality remains at Qlik’s sole discretion. Qlik anticipates that subsequent events and developments will cause its views to change. Qlik undertakes no intention or obligation to update or revise any forward-looking statements, whether as a result of new information, future events or otherwise. These forward-looking statements should not be relied upon as representing Qlik’s views as of any date subsequent to the date of this press release.

© 2015 QlikTech International AB. All rights reserved. Qlik®, Qlik® Sense, QlikView®, QlikTech®, Qlik® Cloud, Qlik® DataMarket, Qlik® Analytics Platform and the QlikTech logos are trademarks of QlikTech International AB which have been registered in multiple countries. Other marks and logos mentioned herein are trademarks or registered trademarks of their respective owners.

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Qlik Technologies Inc.

Consolidated Statements of Operations

(in thousands, except for share and per share data)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2015	2014	2015	2014
	(unaudited)		(unaudited)
Revenue:
License revenue	$69,792	$67,476	$200,919	$188,301
Maintenance revenue	58,149	51,755	166,802	148,489
Professional services revenue	13,232	12,053	39,545	37,224

Total revenue	141,173	131,284	407,266	374,014

Cost of revenue:
License revenue	2,786	2,165	7,195	5,456
Maintenance revenue	2,785	2,740	8,724	8,565
Professional services revenue	15,065	13,116	48,052	40,848

Total cost of revenue	20,636	18,021	63,971	54,869

Gross profit	120,537	113,263	343,295	319,145

Operating expenses:
Sales and marketing	80,623	74,110	244,056	222,564
Research and development	19,393	20,954	55,581	55,588
General and administrative	28,583	26,835	85,721	80,127

Total operating expenses	128,599	121,899	385,358	358,279

Loss from operations	(8,062)	(8,636)	(42,063)	(39,134)

Other expense, net:
Interest income, net	2	23	67	98
Foreign exchange loss, net	(2,281)	(1,724)	(4,127)	(2,138)

Total other expense, net	(2,279)	(1,701)	(4,060)	(2,040)

Loss before income taxes	(10,341)	(10,337)	(46,123)	(41,174)

Income tax expense	(5,686)	(4,028)	(13,226)	(9,277)

Net loss	$(16,027)	$(14,365)	$(59,349)	$(50,451)

Net loss per common share
Basic and diluted	$(0.17)	$(0.16)	$(0.65)	$(0.56)

Weighted average number of common shares outstanding
Basic and diluted	92,693,756	90,064,658	91,811,206	89,677,323

Stock-based compensation expense for the three and nine months ended September 30, 2015 and 2014 is included in the Unaudited Consolidated Statements of Operations as follows (in thousands):

	Three Months Ended September 30,		Nine Months Ended September 30,
	2015	2014	2015	2014
	(unaudited)		(unaudited)
Cost of revenue	$859	$777	$2,657	$1,972
Sales and marketing	4,733	4,760	14,160	13,066
Research and development	1,165	1,036	3,155	2,870
General and administrative	3,495	3,157	9,340	8,338

	$10,252	$9,730	$29,312	$26,246

Qlik Technologies Inc.

Reconciliation of non-GAAP Measures to GAAP

(in thousands, except share and per share data)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2015	2014	2015	2014
	(unaudited)		(unaudited)
Reconciliation of non-GAAP income (loss) from operations:
GAAP loss from operations	$(8,062)	$(8,636)	$(42,063)	$(39,134)
Stock-based compensation expense	10,252	9,730	29,312	26,246
Employer payroll taxes on stock transactions	845	672	2,337	1,226
Amortization of intangible assets	1,088	704	2,860	2,252
Contingent consideration adjustment	224	170	386	170

Non-GAAP income (loss) from operations	$4,347	$2,640	$(7,168)	$(9,240)

Non-GAAP income (loss) from operations as a percentage of total revenue	3.1%	2.0%	-1.8%	-2.5%
GAAP loss from operations as a percentage of total revenue	-5.7%	-6.6%	-10.3%	-10.5%

Reconciliation of non-GAAP net income (loss):
GAAP net loss	$(16,027)	$(14,365)	$(59,349)	$(50,451)
Stock-based compensation expense	10,252	9,730	29,312	26,246
Employer payroll taxes on stock transactions	845	672	2,337	1,226
Amortization of intangible assets	1,088	704	2,860	2,252
Contingent consideration adjustment	224	170	386	170
Income tax adjustment*	5,065	3,746	16,594	12,661

Non-GAAP net income (loss)	$1,447	$657	$(7,860)	$(7,896)

Non-GAAP net income (loss) per common share—basic and diluted	$0.02	$0.01	$(0.09)	$(0.09)

GAAP net loss per common share—basic and diluted	$(0.17)	$(0.16)	$(0.65)	$(0.56)

Non-GAAP weighted average number of common shares outstanding—basic	92,693,756	90,064,658	91,811,206	89,677,323

Non-GAAP weighted average number of common shares outstanding—diluted	95,306,500	91,290,848	91,811,206	89,677,323

GAAP weighted average number of common shares outstanding—basic and diluted	92,693,756	90,064,658	91,811,206	89,677,323

*	Income tax adjustment is used to adjust GAAP Benefit (Expense) for income taxes to a non-GAAP Benefit (Expense) for income taxes utilizing an estimated long-term effective tax rate of 30%.

Qlik Technologies Inc.

Reconciliation of non-GAAP Revenue to GAAP Revenue

(in thousands)

	Three Months Ended September 30,			Nine Months Ended September 30,
	2015	2014	% change	2015	2014	% change
	(unaudited)			(unaudited)
Constant currency reconciliation:
Total revenue, as reported	$141,173	$131,284	8%	$407,266	$374,014	9%
Estimated impact of foreign currency fluctuations			12%			14%

Total revenue constant currency growth rate			20%			23%

	Three Months Ended September 30,			Nine Months Ended September 30,
	2015	2014	% change	2015	2014	% change
	(unaudited)			(unaudited)
Constant currency reconciliation:
License revenue, as reported	$69,792	$67,476	3%	$200,919	$188,301	7%
Estimated impact of foreign currency fluctuations			12%			13%

License revenue constant currency growth rate			15%			20%

	Three Months Ended September 30,			Nine Months Ended September 30,
	2015	2014	% change	2015	2014	% change
	(unaudited)			(unaudited)
Constant currency reconciliation:
Maintenance revenue, as reported	$58,149	$51,755	12%	$166,802	$148,489	12%
Estimated impact of foreign currency fluctuations			14%			15%

Maintenance revenue constant currency growth rate			26%			27%

	Three Months Ended September 30,			Nine Months Ended September 30,
	2015	2014	% change	2015	2014	% change
	(unaudited)			(unaudited)
Constant currency reconciliation:
Professional Services revenue, as reported	$13,232	$12,053	10%	$39,545	$37,224	6%
Estimated impact of foreign currency fluctuations			11%			12%

Professional services revenue constant currency growth rate			21%			18%

	Three Months Ended September 30,			Nine Months Ended September 30,
	2015	2014	% change	2015	2014	% change
	(unaudited)			(unaudited)
Constant currency reconciliation:
Americas revenue, as reported	$59,753	$52,271	14%	$156,882	$135,755	16%
Estimated impact of foreign currency fluctuations			5%			3%

Americas revenue constant currency growth rate			19%			19%

	Three Months Ended September 30,			Nine Months Ended September 30,
	2015	2014	% change	2015	2014	% change
	(unaudited)			(unaudited)
Constant currency reconciliation:
Europe revenue, as reported	$64,202	$63,157	2%	$201,825	$196,286	3%
Estimated impact of foreign currency fluctuations			16%			20%

Europe revenue constant currency growth rate			18%			23%

	Three Months Ended September 30,			Nine Months Ended September 30,
	2015	2014	% change	2015	2014	% change
	(unaudited)			(unaudited)
Constant currency reconciliation:
Rest of World revenue, as reported	$17,218	$15,856	9%	$48,559	$41,973	16%
Estimated impact of foreign currency fluctuations			18%			18%

Rest of World revenue constant currency growth rate			27%			34%

Qlik Technologies Inc.

Consolidated Balance Sheets

(in thousands)

	September 30,	December 31,
	2015	2014
	(unaudited)
Assets
Current assets:
Cash and cash equivalents	$321,179	$244,018
Accounts receivable, net	129,870	203,766
Prepaid expenses and other current assets	13,882	19,901
Deferred income taxes	2,096	2,082

Total current assets	467,027	469,767

Property and equipment, net	30,087	26,455
Intangible assets, net	15,420	21,195
Goodwill	37,793	38,702
Deferred income taxes	2,969	3,015
Deposits and other noncurrent assets	3,992	2,835

Total assets	$557,288	$561,969

Liabilities and stockholders’ equity
Current liabilities:
Income taxes payable	$1,468	$2,139
Accounts payable	5,828	6,887
Deferred revenue	128,420	127,565
Accrued payroll and other related costs	45,486	53,674
Accrued expenses	32,782	40,712
Deferred income taxes	36	37

Total current liabilities	214,020	231,014

Long-term liabilities:
Deferred revenue	5,815	4,564
Deferred income taxes	2,934	3,477
Other long-term liabilities	12,776	14,422

Total liabilities	235,545	253,477

Commitments and contingencies

Stockholders’ equity:
Common stock	9	9
Additional paid-in-capital	402,829	327,419
Accumulated deficit	(80,943)	(21,594)
Accumulated other comprehensive income (loss)	(152)	2,658

Total stockholders’ equity	321,743	308,492

Total liabilities and stockholders’ equity	$557,288	$561,969

Qlik Technologies Inc.

Consolidated Statements of Cash Flows

(in thousands)

	Nine Months Ended September 30,
	2015	2014
	(unaudited)
Cash flows from operating activities
Net loss	$(59,349)	$(50,451)
Adjustments to reconcile net loss to net cash provided by operating activities:
Depreciation and amortization	11,100	8,347
Stock-based compensation expense	29,312	26,246
Excess tax benefit from stock-based compensation	(7,598)	(5,186)
Unrealized foreign currency loss, net	9,012	6,240
Other non-cash items	1,445	(197)
Changes in assets and liabilities
Accounts receivable	61,696	27,185
Prepaid expenses and other assets	3,716	1,223
Deferred revenue	2,868	(945)
Accounts payable and other liabilities	3,941	4,846

Net cash provided by operating activities	56,143	17,308

Cash flows from investing activities
Acquisitions, net of cash acquired	(2,842)	—
Capital expenditures	(11,541)	(11,228)

Net cash used in investing activities	(14,383)	(11,228)

Cash flows from financing activities
Proceeds from exercise of common stock options	38,500	12,282
Excess tax benefit from stock-based compensation	7,598	5,186
Deferred payments related to acquisition	(2,133)	—
Payments on contingent consideration	—	(1,960)

Net cash provided by financing activities	43,965	15,508
Effect of exchange rates on cash and cash equivalents	(8,564)	(7,302)

Net increase in cash and cash equivalents	77,161	14,286
Cash and cash equivalents, beginning of period	244,018	227,693

Cash and cash equivalents, end of period	$321,179	$241,979

Supplemental cash flow information:
Cash paid during the period for income taxes	$5,489	$7,239

Non-cash investing activities:
Tenant improvement allowance received under operating lease	$874	$1,048

Qlik Technologies Inc.

Reconciliation of Year-Over-Year Projected Revenue Growth Rate to

Year-Over-Year Projected Revenue Growth Rate on a Constant Currency Basis

(in thousands)

(unaudited)

	Q4 2015 (guidance)		Q4 2014 as reported	Q4 2015 Year-Over- Year Projected Revenue Growth Rate (low end)	Q4 2015 Year-Over- Year Projected Revenue Growth Rate (high end)
	Low End	High End
Revenue	$206,000	$211,000	$182,783	13%	15%
Estimated impact of foreign currency fluctuations				4%	6%

Estimated constant currency growth rate				17%	21%

	Full Year 2015 (guidance)		Full Year 2014 as reported	Full Year 2015 Year-Over- Year Projected Revenue Growth Rate (low end)	Full Year 2015 Year-Over- Year Projected Revenue Growth Rate (high end)
	Low End	High End
Revenue	$613,000	$618,000	$556,797	10%	11%
Estimated impact of foreign currency fluctuations				11%	11%

Estimated constant currency growth rate				21%	22%

Represents directional guidance only as foreign currency exchange rate fluctuations and changes in the mix of domestic and international revenue can impact our results.